UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2006

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 16, 2006, UIL Holdings Corporation (the Registrant or UIL Holdings) will give a presentation in New York, New York that among other things reaffirms UIL Holdings’ 2006 earnings guidance and provides new details concerning capital expenditures plans of its subsidiary, The United Illuminating Company (UI). A copy of the Registrant's presentation is attached hereto as Exhibit 99.1.

Use of Non-GAAP Measures

Within the presentation, UIL Holdings’ earnings per share (EPS) information is provided for the year ended 2005 and first quarter of 2006 historical results, as well as in the earnings guidance for the 2006 fiscal year. UIL Holdings believes this information is useful in understanding the fluctuations in EPS in relevant periods. Also presented are amounts showing the EPS from continuing operations for each of UIL Holdings’ lines of business, calculated by dividing the income from continuing operations of each line of business by the average number of shares of UIL Holdings’ common stock outstanding for each period presented. The sum of the EPS from continuing operations for each line of business reconcile to the total EPS from continuing operations. The total EPS from continuing operations and discontinued operations are presented on a GAAP basis.

The information in this Form 8-K being furnished under Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

On May 16, 2006, UIL Holdings issued a press release announcing that UI will begin construction on the 345-kv transmission line project from Middletown to Norwalk, Connecticut later this summer. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits - The following exhibit is filed as part of this report:

99.1	Presentation slides for Investor Meetings.
99.2	Press Release dated May 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 05/16/06	By /s/ Gregory W. Buckis
Gregory W. Buckis
Vice President
and Controller

Exhibit Index

Exhibit	Description

99.1	Presentation slides for Investor Meetings.
99.2	Press Release dated May 16, 2006.